                                                                    Exhibit 11


          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                       1993        1994        1995        1996        1997
                                       ----        ----        ----        ----        ----
PRIMARY
     Weighted average number of
          shares of Common Stock
          outstanding                 9,164       9,194       9,231        9,362       9,452

     Net effect of dilutive
          stock options - based on
          the treasury stock method
          using average market price    152         107         153          181         160
                                      -----       -----       -----        -----       -----

               TOTAL                  9,316       9,301       9,384        9,543       9,612
                                      =====       =====       =====        =====       =====
     Net income                      $4,270      $5,703      $8,980       $9,653      $9,252
                                      =====       =====       =====        =====       =====
     Per share amount                $ 0.46      $ 0.61      $ 0.96       $ 1.01      $ 0.97
                                      =====       =====       =====        =====       =====


FULLY DILUTED
     Weighted average number of
          shares of Common Stock
          outstanding                 9,164       9,194       9,231        9,362       9,452

     Net effect of dilutive
          stock options - based on
          the treasury stock method
          using greater of average
          market price or closing
          market price                  152         107         206          181         185
                                      -----       -----       -----        -----       -----

               TOTAL                  9,316       9,301       9,437        9,543       9,637
                                      =====       =====       =====        =====       =====

     Net income                      $4,270      $5,703      $8,980       $9,653      $9,252
                                      =====       =====       =====        =====       =====
     Per share amount                $ 0.46      $ 0.61      $ 0.95       $ 1.01      $ 0.96
                                      =====       =====       =====        =====       =====

The per share and share numbers have been adjusted to reflect the 50% share distribution declared on December 18, 1996 payable on January 13, 1997 to holders of record on December 27, 1996. In thousands except per share data.